Exhibit 99.1

Multi-Color Invests in Consumer Products Growth in Central and Eastern Europe

CINCINNATI, OHIO, June 22, 2011 – Multi-Color Corporation (MCC) is delighted to announce it has entered into a Share Purchase Agreement to acquire 100% of Consumer Products & Spirit label company, Warszawski Dom Handlowy (WDH) in Warsaw, Poland. The purchase price is approximately USD $9.3 million (PLN 26 million), payable in cash. Closing is expected to be on or about July 1, 2011 and the accretion to earnings is expected to be neutral for MCC. WDH had revenues of approximately USD $11 million (PLN 32 million) in 2010. The company supplies a number of large consumer products international brand owners in Home and Personal Care markets, consistent with MCC’s larger customers in the U.S. The company will be renamed Multi-Color WDH (Poland).

“This acquisition is consistent with our strategy to support international brand owners in more markets, especially developing markets like China and Central and Eastern Europe. WDH owners, Andrzej Piatkowski and Miroslaw Szczesny will continue to run the company they started over 20 years ago. The company specializes in the growing pressure sensitive label market with similar modern technologies to many of MCC’s operations. We are excited about the growth opportunities in Poland and in Central and Eastern Europe and WDH provides MCC with an excellent platform for growth in this region,” said Nigel Vinecombe, President and Chief Executive Officer of Multi-Color.

For more information on this press release, please contact:

Nigel Vinecombe

President & CEO

Multi-Color Corporation

4053 Clough Woods Drive

Batavia, Ohio 45103

+1 (513) 345-1158

About Multi-Color (http://www.mcclabel.com)

Cincinnati, Ohio, U.S.A. based Multi-Color Corporation (MCC), established in 1916, is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of home and personal care, wine and spirit, food and beverage and specialty consumer products. MCC serves international brand owners in North, Central and South America, Europe, Australia, New Zealand, South Africa and China with a comprehensive range of the latest label technologies in Pressure Sensitive, Cut and Stack, In-Mold, Shrink Sleeve and Heat Transfer. MCC employs approximately 1,500 associates across 17 operations globally and is a public company trading on the NASDAQ Global Select Market Exchange (company symbol: LABL).

For additional information on Multi-Color, please visit http://www.mcclabel.com.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to consummate and successfully integrate acquisitions; ability to manage foreign operations; currency exchange rate fluctuations; the success and financial condition of the Company’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company’s ability to maintain an effective system of internal control; availability, terms and development of capital and credit; cost and price changes; raw material cost pressures; availability of raw materials; ability to pass raw material cost increases to its customers; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments; risk associated with significant leverage; increases in general interest rate levels affecting the Company’s interest costs; ability to manage global political uncertainty; and terrorism and political unrest. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.